Exhibit 10.1

ELEVENTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE

(Sky Ranch)

THIS ELEVENTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made as of March 27, 2018 (“Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”), and TAYLOR MORRISON OF COLORADO, INC., a Colorado corporation (“Purchaser”). Seller and Purchaser may be referred to collectively as the “Parties.”

R E C I T A L S

A.         Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 27, 2017 (as amended, the “Contract”) for approximately 190 platted single-family detached residential lots in the Sky Ranch master planned residential community in the County of Arapahoe, State of Colorado.

B.         Purchaser and Seller now desire to amend the terms and conditions of the Contract as set forth below.  Capitalized terms used but not otherwise defined in this Amendment will have the same meanings given to such terms in the Contract.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.          Recitals.  The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.

2.          Section 5(a)(ii) Correction.    The erroneous reference to the term “Effective Date” as it appears in the fifth sentence of Section 5(a)(ii) is hereby deleted and replaced with the phrase “expiration of the Diligence Period”.

3.          Construction.  Each of the parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

4.          Authority.  Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this amendment or to comply with the terms or provisions contained herein.

5.          Headings.  The Section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

6.          Ratified and Confirmed.  The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control.

7.          Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument.  Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

 [SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date first set forth above.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By:	PURE CYCLE CORPORATION, its Sole Member

	By:	/s/ Mark Harding
	Name:	Mark Harding
	Title:	President

PURCHASER:

TAYLOR MORRISON OF COLORADO, INC.,
a Colorado corporation

By:	/s/ Phillip R. Cross
Name:	Phillip R. Cross
Title:	Vice President